Exhibit 10.3

CLOSING CONFIRMATION

This Closing Confirmation (this “Closing Confirmation”) dated January 25, 2013 (the “Effective Date”), is entered into by and between Mainstream Entertainment, Inc., a Florida corporation (the “Company”) and First Power & Light, LLC, a Delaware limited liability company (“First Power”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on or around July 2, 2012, the Company entered into a Letter of Intent with First Power (the “Letter of Intent”), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of First Power in exchange for 50 million newly issued restricted shares of common stock of the Company (the “Shares”);

WHEREAS, the Letter of Intent included certain closing conditions which were required to occur prior to the closing of the transactions contemplated by the Letter of Intent, including the Company being DTC eligible; First Power obtaining an audit of its financial statements; the Company being current in its periodic filings with the Securities and Exchange Commission; the Company not being subject to any legal proceedings; and the assumption by First Power of all of the liabilities of the Company (collectively, those closing conditions set forth above and those other conditions, if any, set forth in the Letter of Intent, the “Closing Conditions”);

WHEREAS, subsequent to the Parties entry into the Letter of Intent, the Parties decided to change the transaction contemplated by the Letter of Intent to provide First Power (on behalf of its assigns), the right to purchase the Shares for $50,000 (the “Purchase Price”), and the Parties entered into a Stock Purchase Agreement on or around September 20, 2012, which was amended by the Parties entry into the First Addendum to Stock Purchase Agreement entered into on January 3, 2013, to be effective as of September 20, 2012 (collectively, the “Stock Purchase”);

WHEREAS, First Power has previously paid the Purchase Price due to the Company in connection with the purchase of the Shares contemplated by the Stock Purchase and the Company has previously issued the Shares to assigns of First Power, which certificates evidencing the Shares are currently being held in escrow pending the satisfaction of the Closing Conditions;

WHEREAS, all of the Closing Conditions have not been satisfied to date; however, the Parties are willing to move forward with the closing of the Stock Purchase, and are willing to waive any and all Closing Conditions which have not occurred to date; and

WHEREAS, the Parties desire to enter into this Closing Confirmation to confirm the waiver of the Closing Conditions which have not occurred to date and the closing of the Stock Purchase Agreement, subject in each case to the terms and conditions of this Closing Confirmation as set forth below.

Closing Confirmation

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained and set forth in the Stock Purchase, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           In connection with this Closing Confirmation, the Company confirms to First Power that:

a.	The Company is not subject to any pending or threatened legal proceedings.

b.	The Company is current in its periodic filings with the Securities and Exchange Commission.

c.	The Company has at present no outstanding staff comments with regard to periodic filings.

d.	The Company has provided a schedule of all liabilities to present prior to signing.

e.	Current management without additional compensation will work with First Power and Light auditors for quarterly statements.

f.	Form D should be signed and filed by the current Mainstream management that they have received $50,000.

2.            In connection with this Closing Confirmation, First Power confirms to the Company that:

a.
First Power will assume and be responsible for all outstanding liabilities of the Company and will further indemnify and hold harmless the current officers and Directors of the Company against any liability in connection with such liabilities.

3.            Immediately following the Parties entry into this Closing Confirmation, the Company’s legal counsel shall:

a.	Prepare a Form D filing to be filed with the Securities and Exchange Commission in connection with the Closing; and

b.
Prepare a Schedule 14f-1 Information Statement to be filed with the Securities and Exchange Commission and mailed to each shareholder of the Company (the “Mailing”) to reflect a change in the directors of the Company.

Closing Confirmation

4.           Immediately following the Closing (defined below), the Shareholders, where applicable shall file Form 3’s and Schedule 13d/g’s with the Securities and Exchange Commission.

5.           On the eleventh (11th) day following the Mailing, the current officers and directors of the Company shall resign and shall take whatever action necessary to appoint new officers and directors of the Company as requested by First Power.

6.           The Company and First Power hereby confirm that the Closing Conditions as described in the Letter of Intent and the Stock Purchase have either (a) been completed to the satisfaction of the Parties as of the date of this Closing Confirmation; or (b) are being waived by the Parties through the entry into this Closing Confirmation.  Notwithstanding the preceding sentence, and for the sake of clarity and in an abundance of caution, the Parties each agree to waive and forgive any and all conditions to closing set forth in either the Letter of Intent or the Stock Purchase, which have not occurred to date, and the applicable party required to complete such condition to closing shall be released from all liability in connection with any applicable condition to closing.

7.           Effective as of the Effective Date, the transactions contemplated by the Stock Purchase shall be considered closed (the “Closing”) and the Company’s transfer agent shall take whatever action necessary to issue the Shares to the shareholders requested by First Power (the “Shareholders”) or to release such Shares from escrow to such Shareholders upon the receipt by the Company of a Shareholder Representation Letter signed by each shareholder in the form of Exhibit A hereto (the “Shareholder Representation”); provided that the requirement that the Shareholders supply the Shareholder Representations to the Company shall have no effect on the effectiveness of the Closing.

8.           This Closing Confirmation may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  A copy of this Closing Confirmation signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Closing Confirmation shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Closing Confirmation as of the date set forth above, to be effective as of the Effective Date set forth above, which date shall be considered the closing date of the Stock Purchase for all purposes.

Mainstream Entertainment, Inc.

By: /s/ Charles Camorata

Its: President

Printed Name: Charles Camorata

Date: 1/25/13

Closing Confirmation

First Power & Light, LLC
By: /s/ Malcolm Adler
Its: President

Printed Name: Malcolm Adler

Date: 1/25/13

Closing Confirmation

Shareholder Representation Letter

The undersigned (the “Potential Shareholder”) represents, warrants and confirms that:

(a)           Potential Shareholder recognizes that the shares of Mainstream Entertainment, Inc.’s (the “Company’s”) common stock issuable to the Potential Shareholder (collectively the “Securities”) in connection with that certain Stock Purchase Agreement entered into on or around September 20, 2012, by and between the Company and First Power & Light, LLC, which was amended by the First Addendum to Stock Purchase Agreement entered into on January 3, 2013, to be effective as of September 20, 2012 (collectively, the “Stock Purchase”), have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available.  Potential Shareholder may not sell the Securities without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.  The Company is under no obligation to register such Securities under the 1933 Act or under any state “Blue Sky” laws prior to or subsequent to their issuance;

(a)           Potential Shareholder acknowledges that it is either (i) an “accredited investor” as such term is defined in Rule 501 of the Act; or (ii) is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to the Company) and that the Potential Shareholder has, in making Potential Shareholder’s investment decision in connection with the Securities, received and had an opportunity to review (A) the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, and (B) the Company’s quarterly reports on Form 10-Q for the quarters ended December 30, 2011, March 31, 2012 and June 30, 2012, including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein; has read, reviewed, and relied solely on the documents described in (A) and (B) above (collectively referred to as the “Disclosure Documents”), and an independent investigation made by Potential Shareholder and Potential Shareholder’s representatives, if any; (C) has, prior to the date of this letter, been given an opportunity to review material contracts and documents of the Company as filed, along with the Disclosure Documents on the Securities and Exchange Commission’s Edgar website (www.sec.gov) and has no pending questions as of the date of this letter; and (D) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated therein; in connection with such Potential Shareholder’s acceptance of the Securities and investment decision in connection therewith.  The Potential Shareholder acknowledges that due to Potential Shareholder’s receipt of and review of the information described above, Potential Shareholder received similar information as would be included in a Registration Statement filed under the Act;

Shareholder Representation Letter

(b)           Potential Shareholder has such knowledge and experience in financial and business matters such that Potential Shareholder is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(c)           Potential Shareholder recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Securities is placed at the risk of the business and may be completely lost.  The ownership of the Securities as an investment involves special risks;

(d)           Potential Shareholder realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless Potential Shareholder has liquid assets sufficient to assure that Potential Shareholder can provide for current needs and possible personal contingencies;

(e)           Potential Shareholder confirms and represents that it is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities.  Potential Shareholder also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(f)           All information which Potential Shareholder has provided to the Company concerning Potential Shareholder's financial position and knowledge of financial and business matters is correct and complete as of the date hereof;

(g)           Potential Shareholder has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for it;

(h)           Potential Shareholder has not become aware of and has not been offered the Securities by any form of general solicitation or advertising;

(i)           Potential Shareholder understands that the Securities are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Potential Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of Potential Shareholder to acquire the Securities. All information which Potential Shareholder has provided to the Company concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, Potential Shareholder will immediately provide the Company with such information; and

Shareholder Representation Letter

(j)           Potential Shareholder understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

If Potential Shareholder is an individual, please sign below:

Date: ___________________                                                                      Signature: ______________________

If Potential Shareholder is an entity, please sign below:

Date:_______________________________________

Name of Entity Typed or Printed

______________________________________________________________________________________

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

Shareholder Representation Letter